===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 ICT Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                ICT GROUP, INC.
                           100 Brandywine Boulevard
                          Newtown, Pennsylvania 18940

                               -----------------

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 MAY 21, 2002

                               -----------------

TO THE SHAREHOLDERS OF
ICT GROUP, INC.:

   Notice is hereby given that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of ICT GROUP, INC. (the "Company" or "ICT") will be held at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania 19047 on May 21, 2002, at 10:00 a.m., local time, for the following purposes:

   1. To elect one director;

   2. To approve a proposal to amend the Company's 1996 Non-Employee Directors Plan to increase the number of shares reserved for issuance thereunder from 50,000 to 100,000; and

   3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Only shareholders of record as of the close of business on April 3, 2002 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on April 3, 2002 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 100 Brandywine Boulevard, Newtown, Pennsylvania 18940.

                                          By Order of the Board of Directors,

                                          /s/ VINCENT M. DADAMO
                                          Vincent M. Dadamo
                                          Secretary

Newtown, Pennsylvania
April 12, 2002


 -----------------------------------------------------------------------------
  EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED
  PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED
  IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
 -----------------------------------------------------------------------------

                                ICT GROUP, INC.
                           100 Brandywine Boulevard
                          Newtown, Pennsylvania 18940

                               -----------------

                                PROXY STATEMENT
                                      FOR
                      2002 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 MAY 21, 2002

                               -----------------

General Information on the Meeting

   This proxy statement and the accompanying form of proxy are being mailed on or about April 12, 2002 to the shareholders of ICT GROUP, INC. (the "Company" or "ICT"). These materials are being furnished in connection with the solicitation by the board of directors of the Company of proxies to be voted at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania 19047 on May 21, 2002, at 10:00 a.m., local time, and at any adjournments thereof.

   The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

Voting at the Meeting

   Only shareholders of common stock of the Company, par value $0.01 per share ("Common Stock"), of record at the close of business on April 3, 2002 are entitled to notice of, and to vote at, the Annual Meeting. As of April 3, 2002, there were 12,267,125 shares of Common Stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

   The Company presently has no other class of stock outstanding and entitled to vote at the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting.

   The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast (in other words, nominees with the highest number of votes are elected). All other matters to be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of the majority of the votes cast with respect to that matter. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether a quorum is present, is not considered a cast vote and will have no effect on the vote. Similarly, a broker "non-vote" on any matter (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from that beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on that matter.

   The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the nominee listed herein under "Election of Director," and FOR the proposal to amend the Company's 1996 Non-Employee Directors Plan. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

   Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke the proxy by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

   Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTOR

   The board of directors of the Company currently consists of five members and is divided into three classes; two classes each consisting of two directors and one class consisting of one director. One class of directors is elected each year to hold office for a three-year term and until the election and qualification of his successor or until his death, removal or resignation. At the Annual Meeting, one director will be elected for the class with a term expiring at the Annual Meeting. The term of office for the director elected at the Annual Meeting will expire at the 2005 annual meeting of shareholders.

   The board of directors has nominated Donald P. Brennan, a current member of the board of directors, for election as a director at the Annual Meeting.

   The nominee has consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominee. The board of directors believes the nominee will be able to serve as a director. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the board of directors. The board of directors recommends a vote FOR the nominee.

               Nominee for Election with a Term Expiring in 2005

                                Year First Became Director, Principal Occupations
Name of Director  Age           During Past Five Years and Certain Directorships
----------------  ---           -------------------------------------------------

Donald P. Brennan 61  Donald P. Brennan has served as Vice-Chairman and a director of the
                      Company since April 1987. He also serves as a director of Eurotel
                      Marketing Limited and ICT Australia PTY Ltd, both of which are subsidiaries of the Company. Mr. Brennan has been a private investor since December 1998. From February 1996 to December 1998, he was an
                      Advisory Director of Morgan Stanley & Co. Incorporated. In addition,
                      Mr. Brennan served as a Managing Director and Head of the Merchant
                      Banking Division of Morgan Stanley & Co. Incorporated from 1986 until his retirement in February 1996, and he also has served as Chairman of
                      Morgan Stanley Capital Partners III, Inc., Chairman of Morgan Stanley
                      Leveraged Equity Fund II, Inc., Chairman of Morgan Stanley Venture
                      Partners and a director of Morgan Stanley & Co. Incorporated.

          Directors Continuing in Office with Terms Expiring in 2003

                                 Year First Became Director, Principal Occupations
Name of Director Age             During Past Five Years and Certain Directorships
---------------- ---             -------------------------------------------------

John J. Brennan. 58  Mr. Brennan has served as Chairman, Chief Executive Officer and a director of the Company since April 1987, when he managed the buyout of ICT's predecessor company, International Computerized
                     Telemarketing, Inc., from Decision Industries Corporation ("DIC"). Mr.
                     Brennan was employed by DIC from May 1983 to March 1987 and over that period served as Vice President of Product Marketing, Vice President
                     of Corporate Planning and Business Development and President of its
                     subsidiary, International Computerized Telemarketing.

                               Year First Became Director, Principal Occupations
Name of Director Age           During Past Five Years and Certain Directorships
---------------- ---           -------------------------------------------------

 John A. Stoops. 48  Mr. Stoops has been an independent marketing consultant since June
                     2001. Mr. Stoops had been Vice President of Scholastics Direct to Home from June 1999 to June 2001. From January 1995 to May 1999,
                     Mr. Stoops was Vice President of Books for American Express
                     Publishing Corporation. From November 1990 to September 1994,
                     Mr. Stoops was President of Atlas Editions, U.S.A. He has been a director of the Company since 1996.

          Directors Continuing in Office with Terms Expiring in 2004

                                      Year First Became Director, Principal Occupations
Name of Director         Age          During Past Five Years and Certain Directorships
----------------         ---          -------------------------------------------------

Bernard Somers.......... 52  Mr. Somers has been a partner of Somers & Associates, Chartered
                             Accountants, located in Dublin, Ireland, since 1988. Mr. Somers has been a director of the Company since 1996. He currently serves as a director of Eurotel Marketing Limited, a subsidiary of the Company, and Commerzbank Europe (Ireland) Ltd.

Seth J. Lehr............ 45  Mr. Lehr was appointed to ICT's board of directors on May 24, 2000.
                             Mr. Lehr has been a partner of LLR Equity Partners, L.P., located in
                             Philadelphia, Pennsylvania since 1999. From 1992 to 1999, Mr. Lehr was employed by Legg Mason Wood Walker, a Baltimore-based
                             investment banking firm, and held the position of Managing Director and Group Head of the Investment Bank Division. Mr. Lehr serves as a director of Opinion Research Corporation.

General Information Concerning the Board of Directors and its Committees

   The board of directors of the Company met on six occasions during 2001. The board of directors annually elects from its members an Audit Committee and Compensation Committee. The board of directors does not have a nominating committee. Each director attended at least 75% of the aggregate of the meetings of the board of directors and the meetings of the committee or committees on which he served during 2001.

   Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in ICT's financial reporting. The Audit Committee meets quarterly with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the quarterly reviews and the annual audit of the Company's financial statements. The Audit Committee met five times during 2001. The Audit Committee is currently composed of three non-employee directors, Bernard Somers (Chairman), John A. Stoops and Seth J. Lehr.

   Compensation Committee. The Compensation Committee has general supervisory power over, and the power to grant options under, the Company's stock option plans. In addition, the Compensation Committee recommends to the Board the compensation of the Company's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation Committee met twice during 2001. The Compensation Committee is currently composed of two non-employee directors, Donald P. Brennan (Chairman) and Bernard Somers.

                       EXECUTIVE OFFICERS OF THE COMPANY

Name                     Age                         Position
----                     ---                         --------

John J. Brennan......... 58  Chairman and Chief Executive Officer

Robert J. Mannarino..... 44  President and Chief Operating Officer

John D. Campbell........ 46  President, ICT Sales

Maurice J. Kerins....... 48  President, ICT International Services

Dean J. Kilpatrick...... 57  President, ICT Marketing Services

Timothy F. Kowalski..... 41  President, CRM Technology Ventures,
                             Senior Vice President, Corporate Planning

John L. Magee........... 48  President, ICT North American Services

Vincent A. Paccapaniccia 44  Senior Vice President, Finance and Administration,
                             Chief Financial Officer, and Assistant Secretary

Vincent M. Dadamo....... 54  Senior Vice President, General Counsel and Secretary

Pamela J. Goyke......... 46  Chief Information Officer and Senior Vice President of
                             Systems and Technology

Janice A. Jones......... 55  Senior Vice President, Quality Management and Development

   John J. Brennan's employment background is described above under "Directors Continuing in Office with Terms Expiring in 2003."

   Robert J. Mannarino has served as the Company's President and Chief Operating Officer since June 2001. From March 2000 to June 2001, Mr. Mannarino was the sole proprietor of Boardroom Associates, a strategy and acquisition consulting firm. Prior to that, Mr. Mannarino was employed by CDI Corporation, where he served as Chief Operating Officer from August 1997 to March 2000. From September 1995 to July 1997, Mr. Mannarino served as the Chief Operating Officer of Security API., Inc., a privately held corporation that was acquired by CheckFree Corporation in May 1996.

   John D. Campbell has served as President of ICT Sales since January 1998. He served as President of ICT Domestic Sales from January 1997 to January 1998 and as Senior Vice President, Sales and Marketing from January 1990 to January 1998. Mr. Campbell served as the President of ICT Direct from January 1994 to January 1997.

   Maurice J. Kerins has served as President, ICT International Services since December 2001. From February 2000 to December 2001, Mr. Kerins served as Vice President, Customer Support for Register.com. Mr. Kerins previously was employed by the Company from May 1984 to February 2000, most recently holding the position of President, Management Services Division from January 1996 to February 2000.

   Dean J. Kilpatrick has served as President of ICT Marketing Services Division since September 1996. He was the President of ICT Research Services from May 1994 to September 1996. From January 1992 to April 1994, Mr. Kilpatrick was the sole proprietor of Kilpatrick and Associates, a direct marketing consulting firm.

   Timothy F. Kowalski has served as President, CRM Technology Ventures and Senior Vice President Corporate Planning since December 2001. From February 2000 to November 2001, Mr. Kowalski served as President of the Company's former wholly-owned subsidiary iCT ConnectedTouch LLC. Mr. Kowalski was the Company's Senior Vice President, Systems and Technology and Chief Information Officer from August 1997 to February 2000. From May 1993 until July 1997, Mr. Kowalski was employed by Independence Blue Cross, where he served as Senior Director of Information and Technology Development. From December 1984 until May 1993, Mr. Kowalski was employed by Computer Sciences Corporation, a systems integration company, where he served as Technical Director.

   John L. Magee has served as President, ICT North American Services since January 2001 and as President of ICT TeleServices Division since January 1996. He was the Company's Executive Vice President, Operations from January 1994 to January 1996. From November 1987 to January 1994, he served as Senior Vice President, Operations of the Company.

   Vincent A. Paccapaniccia has served as the Company's Senior Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary since August 1998. From July 1998 to August 1998, he served as Senior Vice President of Finance. From January 1996 to July 1998, Mr. Paccapaniccia served as Vice President of Finance. From August 1991 to October 1995, Mr. Paccapaniccia served as Chief Financial Officer and then as Executive Vice President of Operations for Villeroy and Boch Ltd. He also held several financial management positions for Lenox Inc. between October 1984 and August 1991, including Vice President and Controller and Director of Operations Planning.

   Vincent M. Dadamo has served as the Company's Senior Vice President, General Counsel and Secretary since June 1999. From July 1980 until January 1999, Mr. Dadamo was employed by DecisionOne Corporation (and its predecessors), a computer services company, as General Counsel or Associate General Counsel.

   Pamela J. Goyke has served as the Company's Chief Information Officer and Senior Vice President of Systems and Technology since October 2000. Prior to joining the Company, Ms. Goyke served as Senior Manager for Ernst & Young LLP, in its High Growth Customer Relationship Management Practice from 1999 to 2000. She held several senior management positions with Electronic Data Systems from 1981 to 1998, including Divisional Vice President and Divisional Chief Information Officer.

   Janice A. Jones has served as the Company's Senior Vice President Quality Management and Development since September 1999 and served as Vice President Quality Assurance from 1996 to 1999. From 1988 to 1996 she held various management positions within the Company's Quality Assurance and Training Department.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of April 1, 2002 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company,
(iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                  Number of
                                                                    Shares
                                                                 Beneficially Percentage
Names                                                              Owned(1)   of Class(2)
-----                                                            ------------ -----------

John J. Brennan(3)..............................................  7,439,000      55.8%

Donald P. Brennan(4)............................................  4,576,275      37.2%

Eileen Brennan Oakley(5)........................................  1,681,526      13.7%

Seth J. Lehr(6).................................................     12,500         *

Bernard Somers(6)...............................................     18,500         *

John A. Stoops(6)...............................................     12,500         *

John D. Campbell(7).............................................    193,000       1.6%

John L. Magee(8)................................................    234,575       1.9%

Dean J. Kilpatrick(9)...........................................     54,425         *

Timothy F. Kowalski(10).........................................     23,225         *

All executive officers and directors as a group (14 persons)(11)  7,569,475      56.3%

--------
  * Less than one percent

 (1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within 60 days of April 1, 2002.

 (2) The percentage for each individual or group is based on the aggregate number of shares outstanding as of April 1, 2002 (12,267,125) and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable within 60 days of April 1, 2002.

 (3) Includes (i) 4,500,000 shares of Common Stock over which John J. Brennan and Donald P. Brennan share voting control and dispositive power pursuant to a Voting Trust Agreement dated October 16, 2000 with John J. Brennan and Donald P. Brennan as voting trustees, and a Shareholders Agreement dated October 16, 2000, (ii) 121,775 issued and outstanding shares of Common Stock and 707,300 shares of Common Stock issuable upon the exercise of stock options over which John J. Brennan will exercise voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company,
     (iii) 1,880,800 issued and outstanding shares of Common Stock, and (iv) 229,125 shares of Common Stock issuable pursuant to exercisable stock options issued in Mr. Brennan's name. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

 (4) Includes (i) 4,500,000 shares of Common Stock over which John J. Brennan and Donald P. Brennan share voting and dispositive power pursuant to a Voting Trust Agreement dated October 16, 2000 with John J. Brennan and Donald P. Brennan as voting trustees, and a Shareholders Agreement dated October 16, 2000, and 76,275 issued and outstanding shares of Common Stock held in the name of Donald P. Brennan. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

 (5) These shares are held subject to twelve trusts over which Ms. Oakley, the daughter of Donald P. Brennan, has voting control. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

 (6) Includes 12,500 shares of Common Stock issuable pursuant to exercisable stock options.

 (7) Includes 128,500 shares of Common Stock issuable pursuant to stock options exercisable as of April 1, 2002 or within 60 days thereafter. John J. Brennan holds voting control over these shares pursuant to the terms of a Voting Agreement.

 (8) Consists of 234,575 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

 (9) Consists of 54,4525 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

(10) Includes 22,325 shares of Common Stock issuable pursuant to stock options exercisable as of April 1, 2002 or within 60 days thereafter over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

(11) Includes 707,300 shares of Common Stock issuable pursuant to stock options exercisable as of April 1, 2002 or within 60 days thereafter.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

   Summary Compensation Table. The following table sets forth for the years ended December 31, 2001, 2000, and 1999 compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 2001.

                          Summary Compensation Table

                                                                             Long Term
                                                    Annual Compensation    Compensation
                                                   ---------------------- ---------------
                                                                            Securities
                                                                            Underlying       All Other
Name and Principal Position                        Year  Salary   Bonus   Options/SARs(4) Compensation(1)
---------------------------                        ---- -------- -------- --------------- ---------------
John J. Brennan................................... 2001 $498,010 $324,828     28,200(2)       $92,439
Chairman, President and Chief Executive Officer    2000 $435,151 $ 56,785     44,000(3)       $64,638
                                                   1999 $414,299 $      0     58,800          $73,621
John L. Magee..................................... 2001 $249,231 $151,212      7,400(2)       $ 5,818
President, ICT North American Services             2000 $209,808 $ 54,275     19,500(3)       $ 5,168
                                                   1999 $199,846 $ 92,790     12,800          $ 4,918
John D. Campbell                                   2001 $204,712 $171,856      8,900(2)       $ 4,212
President, ICT Group Sales                         2000 $189,808 $ 67,707     25,200(3)       $ 5,627
                                                   1999 $179,846 $111,780     16,700          $ 5,037
Dean J. Kilpatrick................................ 2001 $183,615 $130,214      7,300(2)       $ 4,432
President, ICT Marketing Services................. 2000 $164,769 $ 67,532     16,200(3)       $ 5,282
                                                   1999 $152,954 $ 59,174      9,800          $ 5,032
Timothy F. Kowalski............................... 2001 $209,808 $115,419      5,400(2)       $ 5,440
President, CRM Technology Ventures and Senior Vice 2000 $190,250 $ 32,960     39,600(3)       $ 4,486
President Corporate Planning                       1999 $147,905 $ 36,210      5,800          $ 4,216

--------
(1) Includes for 2001: (i) Company contributions of $3,400, $3,400, $3,400, $3,400 and $3,400 to the Company's 401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kilpatrick and Mr. Kowalski, respectively, (ii) premiums paid by the Company in the amount of $1,032, $360, $360, $1,032 and $240, for group term life insurance on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Kilpatrick and Mr. Kowalski, respectively; (iii) premiums paid by the Company in the amount of $51,138, $558 and $452 for life insurance on behalf of Mr. Brennan, Mr. Magee and Mr. Campbell, respectively; (iv) Company contributions of $24,685, $1,500 and $1,800 to the Company's non-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee and Mr. Kowalski, respectively, and (v) lease payments paid by the Company in the amount of $12,184 for an automobile leased on behalf of Mr. Brennan.

(2) These options were granted in 2001 as bonus compensation for the employee's performance during 2000.

(3) These options for Mr. Brennan, Mr. Magee, Mr. Campbell and Mr. Kilpatrick were granted in 2000 as bonus compensation for their performance during 1999. 9,600 of the options for Mr. Kowalski were granted in 2000 as bonus compensation for his performance during 1999.

(4) The Company formed iCT ConnectedTouch LLC ("ConnectedTouch") in February 2000 as a Pennsylvania limited liability company and wholly-owned subsidiary of the Company. The Company owned 10,000,000 interests ("Interests") in ConnectedTouch, constituting all of the issued and outstanding Interests in ConnectedTouch. In May 2000, ConnectedTouch adopted a 2000 Equity Compensation Plan (the "2000 ConnectedTouch Equity Plan") pursuant to which ConnectedTouch reserved for issuance options to purchase up to 2,000,000 Interests in ConnectedTouch. The 2000 ConnectedTouch Equity

   Plan permitted the issuance of these options to employees of the Company and ConnectedTouch and to members of the board of directors of the Company and ConnectedTouch. On October 19, 2000, Messrs. John J. Brennan, John L. Magee, John D. Campbell, Dean J. Kilpatrick and Timothy F. Kowalski were granted options under the 2000 ConnectedTouch Equity Plan to purchase Interests in ConnectedTouch in the amounts of 250,000, 40,000, 80,000, 40,000 and 150,000
   Interests, respectively. In November 2001, ConnectedTouch was merged into the Company and the 2000 ConnectedTouch Equity Plan and the options to purchase Interests granted thereunder were terminated without compensation.

   Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of stock options made during 2001 to the persons named in the Summary Compensation Table.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                    Potential Realizable Value
                    Number of    % of Total                          at Assumed Annual Rates
                    Securities    Options                          of Stock Price Appreciation
                    Underlying   Granted to   Exercise             for Option Term (5 years)(1)
                     Options     Employees      Price   Expiration ----------------------------
Name                Granted(2) In Fiscal Year ($/share)    Date         5%            10%
----                ---------- -------------- --------- ----------    -------       --------

John J. Brennan....   28,200         9%         $8.75    2/6/2011  $68,172       $150,643

John L. Magee......    7,400         2%         $8.75    2/6/2011  $17,889       $ 39,531

John D. Campbell...    8,900         3%         $8.75    2/6/2011  $21,515       $ 47,543

Dean J. Kilpatrick.    7,300         2%         $8.75    2/6/2011  $17,647       $ 38,996

Timothy F. Kowalski    5,400         2%         $8.75    2/6/2011  $13,054       $ 28,847

--------
(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the price of the Common Stock. The Company did not use an alternative formula for a grant date valuation. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) The Company owned 10,000,000 Interests in ConnectedTouch constituting all of the issued and outstanding Interests in ConnectedTouch. On October 19, 2000, Messrs. John J. Brennan, John L. Magee, John D. Campbell, Dean Kilpatrick, and Timothy F. Kowalski were granted options to purchase Interests in ConnectedTouch in the amounts of 250,000, 40,000, 80,000, 40,000, and 150,000 Interests respectively, representing 26%, 4%, 8%, 4%, and 16% respectively of the total options granted to employees of the Company and ConnectedTouch during 2000. These options were issued at an exercise price of $0.30 per Interest, the fair market value of the Interests at the time of grant as determined by an independent financial advisor experienced in such matters. These options became exercisable in full only if ConnectedTouch completed an initial public offering of its stock within ten (10) years after the date of grant and expired if no such public offering was completed within that time period. The potential realizable value of these options at the five percent (5%) assumed annual rate of price appreciation as used in footnote (1) above was $20,721 for John J. Brennan, $3,315 for John L. Magee, $6,631 for John D. Campbell, $3,315 for Dean J. Kilpatrick, and $12,433 for Timothy F. Kowalski, and at a ten percent (10%) assumed annual rate of price appreciation was $45,788 for John J. Brennan, $7,326 for John L. Magee, $14,652 for John D. Campbell, $7,326 for Dean J. Kilpatrick, and $27,473 for Timothy F. Kowalski. In November 2001, ConnectedTouch was merged into the Company and the 2000 ConnectedTouch Equity Plan and the options to purchase Interests granted thereunder were terminated without compensation.

   Year-End Values. The following table summarizes option exercises during 2001 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 2001.

      Aggregated Option Exercises in Last Year and Year-End Option Values

                                           Number of Unexercised     Value of Unexercised
                                                Options at          In-the-Money Options at
                                             December 31, 2001       December 31, 2001(1)
-                                        ------------------------- -------------------------
                      Shares
                    Acquired on  Value
Name                 Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                ----------- -------- ----------- ------------- ----------- -------------

John J. Brennan....       --          --   229,125      45,575     $2,904,499    $260,938

John L. Magee......   20,000    $269,351   234,575      12,325     $4,019,723    $ 81,407

John D. Campbell...       --          --   128,500      15,400     $1,947,415    $101,599

Dean J. Kilpatrick.      100    $  1,398    54,425      11,300     $  712,167    $ 74,140

Timothy F. Kowalski   26,600    $223,604    22,325      21,775     $  212,074    $210,378

--------
(1) Values calculated using the closing market price of $18.61 per share of the Company's Common Stock on December 31, 2001 and the per share exercise price of the individual's options.

Non-Qualified Deferred Compensation Plan

   In October 1999, the Company adopted a Non-Qualified Deferred Compensation Plan (the "Deferred Compensation Plan") for certain employees, under which deferrals commenced as of April 2000. The Deferred Compensation Plan allows participating employees to defer a portion of their compensation on a pre-tax basis. Pursuant to an amendment to the Deferred Compensation Plan effective January 1, 2001, the Company currently makes a matching contribution to the account of each participant in an amount equal to ten percent (10%) of the amount of such participant's deferral under the Deferred Compensation Plan. The contributions from this match vest in the employee's account ratably over a period of three (3) years measured from the employee's first day of employment with the Company. Employees are fully vested in the amounts they defer, but withdrawals are not permitted until the termination of the Deferred Compensation Plan, or the termination, disability or death of the participating employee. Other withdrawals are permitted for unforeseeable emergencies only.

Employment Agreements

   In May 1996, the Company entered into an employment agreement with John J. Brennan as President and Chief Executive Officer. The agreement had a three-year term that ended April 30, 1999, but the term renews automatically for successive three-year periods unless either party gives written notice of termination at least 180 days prior to the expiration date, or unless earlier terminated as provided therein. Mr. Brennan's employment agreement was renewed on May 1, 1999 for an additional three-year term. The agreement initially provided for a base salary of $364,000, which is increased by a minimum of 5% each year, and may not be decreased below the then current level. The board of directors, in its sole discretion, may award incentive bonuses in the form of cash and/or stock to Mr. Brennan, who will be eligible each year for a minimum bonus in an amount equal to his then current salary. If Mr. Brennan is terminated by the Company for other than willful misconduct, or terminates his employment for "good reason," then the Company is required to maintain its obligations under the agreement through the later of (i) the expiration of the then current term of the agreement (or the expiration of the next renewal term if there are less than 180 days remaining in the current term and no notice of termination was given prior thereto), or (ii) 24 months from the date of termination. Mr. Brennan may terminate his employment agreement for "good reason" upon 30 days' written notice if there has been a reduction in his salary or benefits, a substantial change in his duties or a change of control. A change of control is defined as the decrease below 50% of the combined voting power of the Common Stock held by John J. Brennan and Donald P. Brennan and their children and grandchildren.

   In April 1987, the Company entered into an employment agreement with John L. Magee that provided for a base salary of $70,000 per year. Mr. Magee's employment agreement provides for his salary, which currently is $265,000, to be reviewed annually by the board of directors. His employment agreement had an initial term of three years, but is renewed automatically each year for an additional one-year term unless either party to the agreement terminates prior to the end of the renewal term. The agreement was renewed on January 1, 2002 for an additional one-year term. The Company may terminate the employment agreement at any time, with or without cause. The employment agreement contains severance provisions that, if triggered, entitle Mr. Magee to monthly severance payments in an amount equal to his then-current monthly salary for a period of 12 months. The severance payments are triggered by the occurrence of any of the following events: termination of employment by the Company without cause, cessation of business operations in a business in which Mr. Magee is employed; a merger, consolidation or acquisition of the Company; the filing by the Company of a voluntary petition in bankruptcy; or the filing of an involuntary petition in bankruptcy against the Company which is not dismissed within 60 days. In addition, if Mr. Magee terminates his employment upon 90 days' prior written notice, in certain circumstances, the Company would be required to continue to pay him his regular base salary for a period of 90 days.

   In October 1987, John D. Campbell entered into an employment agreement with the Company that provided for a base salary of $43,200 per year. Mr. Campbell's employment agreement had an initial term of one year, but renews automatically each year for an additional one-year term unless either party terminates prior to the end of the renewal term. Mr. Campbell's employment agreement was renewed on January 1, 2002 for an additional one-year term. Mr. Campbell's current base salary is $215,000.

   In May 1995, the Company entered into an employment agreement with Dean J. Kilpatrick that provided for a base salary of $115,000 per year. Mr. Kilpatrick's employment agreement had an initial term of one year and renews automatically for consecutive one-year periods unless terminated within 90 days prior to the expiration of the then-current term. Mr. Kilpatrick's current base salary is $193,500.

   In July 1997, the Company entered into an employment agreement with Timothy
F. Kowalski that provided for a base salary of $135,000 per year. Mr. Kowalski's employment agreement had an initial term of one year and renews automatically for consecutive one-year periods unless either party terminates prior to the end of the renewal term. Mr. Kowalski's base salary is currently $215,000 per annum.

   The employment agreements discussed above contain non-tampering, non-disclosure, non-solicitation and confidentiality provisions. Although the employment agreements restrict the employee from interfering with the Company's current, former or potential customers, none contain a provision restricting a terminated employee's ability to work for a competitor of the Company.

Compensation of Directors

   The non-employee directors are paid directors' fees of $2,500 for each quarterly Board meeting and each special Board meeting attended in person or by telephone and $500 for any other telephonic Board meeting attended. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive $1,000 for each committee meeting attended and the other members of the Audit Committee and the Compensation Committee receive $500 for each committee meeting attended. The non-employee directors are also paid an annual fee of $10,000. In addition, directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

   Under the Company's 1996 Non-Employee Directors Plan, as amended in May 2000, each non-employee director receives, upon initial election to the Board, an option to purchase 10,000 shares of Common Stock.

These initial options are exercisable with respect to fifty percent (50%) of the shares on the date of grant and become exercisable with respect to the remaining fifty percent (50%) of the shares on the first anniversary of the date of grant if the director continues to be a member of the board of directors through that date. These initial options have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance. In addition, each non-employee director is granted an option to purchase 2,500 shares of Common Stock on the date of each annual meeting; these options vest on the first anniversary of the date of grant if the director continues to be a member of the board of directors through that date, have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance.

   Under the 2000 ConnectedTouch Equity Plan, on October 19, 2000, each non-employee director of the Company was granted an option to purchase 10,000 Interests in ConnectedTouch at an exercise price of $0.30 per Interest, the fair market value of such an Interest on the date of grant as determined by an independent financial advisor. These options vested in full only if ConnectedTouch completed an initial public offering of its stock within ten years after the date of grant and expired if no such public offering was completed within that time period. In November 2001, ConnectedTouch was merged into the Company and the ConnectedTouch Equity Plan and the options to purchase Interests granted thereunder, including those granted to non-employee directors, were terminated without compensation.

Certain Relationships and Related Transactions

   Voting Trust Agreement. John J. Brennan, Donald P. Brennan and the Company entered into an Amended and Restated Voting Trust Agreement dated as of October 16, 2000 (the "Voting Trust Agreement") which established a voting trust (the "Voting Trust"). The Voting Trust Agreement terminates December 31, 2008. John
J. Brennan and Donald P. Brennan are voting trustees of the Voting Trust. The Voting Trust Agreement provides that all acts of John J. Brennan and Donald P. Brennan as voting trustees must be by unanimous consent, although the Voting Trust Agreement requires the voting trustees to be present for purposes of constituting a quorum at any meeting of the shareholders, regardless of whether the shares subject to the Voting Trust are to be voted at the meeting. John J. Brennan has the right under the Voting Trust Agreement to designate an individual to act as his successor trustee upon his death or resignation; if no such successor is so designated, his wife, Jean M. Brennan, will act as successor trustee. If she acts as a trustee, Jean M. Brennan may designate any child of John J. Brennan to act as her successor trustee upon her death or resignation. Upon the death or resignation of Donald P. Brennan as a voting trustee, his daughter, Eileen Brennan Oakley, will become a voting trustee. If Eileen Brennan Oakley fails or ceases to act as a voting trustee, the next oldest child of Donald P. Brennan shall become a voting trustee. If Donald P. Brennan dies or resigns while John J. Brennan is acting as a voting trustee, the vote of John J. Brennan constitutes the unanimous vote of the trustees in the event of any disagreement between John J. Brennan and the successor voting trustee of Donald P. Brennan. The Voting Trust Agreement provides for the appointment of an independent trustee to act as co-trustee in the event that none of John J. Brennan, the wife of John J. Brennan and Donald P. Brennan is acting as voting trustees. The trustees are required to vote all shares held under the Voting Trust Agreement to elect Donald P. Brennan as a director of the Company if he is nominated for election as a director and to vote all such shares against the removal of Donald P. Brennan as a director of the Company, unless he is unable to perform his duties as a director due to mental or physical incapacity or unless he has engaged in willful misconduct or gross negligence. Pursuant to a supplemental agreement entered into as of October 16, 2000 between John J. Brennan and Donald P. Brennan, (the "Supplemental Agreement"), Donald P. Brennan consented to John J. Brennan's withdrawal from the Voting Trust of shares of ICT Common Stock that he beneficially owned in excess of 2,250,000 shares, provided that the shares he removed remain subject to the Amended and Restated Shareholders Agreement dated as of October 16, 2000, as described below. John J. Brennan withdrew 1,846,500 shares of ICT Common Stock from the Voting Trust, leaving 2,250,000 shares he beneficially owns subject to the Voting Trust. Under the Supplemental Agreement, John J. Brennan and Donald P. Brennan agreed to use their best efforts to ensure that the other is nominated to stand for election as a director of the Company at the conclusion of each of their respective terms and John J. Brennan agreed to vote the shares he removed from the Voting Trust for Donald P. Brennan's election as a director of the Company.

   Shareholders' Agreement. The Company, John J. Brennan, Donald P. Brennan and certain family trusts that have been established by John J. Brennan and Donald P. Brennan (the "Trusts") have entered into an Amended and Restated Shareholders Agreement dated as of October 16, 2000 that covers the shares that each beneficially ownes, including those held in the Voting Trust (the "Shareholders' Agreement"). The Shareholders' Agreement prohibits the transfer of shares owned by John J. Brennan, Donald P. Brennan and the Trusts, without the consent of the other parties to the Shareholders' Agreement, except (i) pursuant to a public offering, (ii) to certain family members and trusts who agree to be bound by the Shareholders' Agreement, (iii) to another party, or the Company, pursuant to rights of first refusal or (iv) to a third party if rights of first refusal have not been exercised.

   Voting Agreement. Each of the Company's employee optionholders has entered into a ten-year voting agreement (the "Voting Agreements") with the Company and John J. Brennan, the Chairman and Chief Executive Officer of the Company, pursuant to which each optionholder has agreed to vote all shares of Common Stock received by such individuals upon the exercise of options in the manner directed by Mr. Brennan. The Voting Agreements are binding on each of the optionholders' successors in interest. Mr. Brennan is required to release shares covered by the Voting Agreements if a shareholder intends to sell shares in the public market and completes the sale within 90 days of the release. Shares sold in the public market are thereafter not subject to the Voting Agreements.

   John J. Brennan, Chairman of the board of directors and Chief Executive Officer of the Company, and Donald P. Brennan, Vice Chairman of the Company, are brothers.

                            AUDIT COMMITTEE REPORT

   Management is responsible for the Company's financial statements and the financial reporting process. The Audit Committee assists the board of directors in fulfilling its oversight responsibilities relating primarily to the Company's financial reporting process, its systems of internal accounting and financial controls and the independent audit of its financial statements. The Audit Committee is composed of three independent directors and operates under a written charter adopted by the board of directors.

   The Audit Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent public accountants their independence from management and the Company and the independent public accountants provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   The Audit Committee also discussed with the Company's independent public accountants the overall scope and plans for the Company's audit. The Audit Committee met with the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee also reviewed and discussed the Company's audited financial statements with management.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Bernard Somers, Chairman
                                          John A. Stoops
                                          Seth J. Lehr

                         COMPENSATION COMMITTEE REPORT

   On July 30, 1996, following the Company's initial public offering, the board of directors created the Compensation Committee to implement and administer the Company's compensation policies and programs for its executive officers. Prior to July 1996, the board of directors as a whole performed the responsibilities of the Compensation Committee.

   The Compensation Committee is responsible for setting the base salaries and the total compensation levels of the Chief Executive Officer (the "CEO") and the other executive officers of the Company. In addition, the Compensation Committee is responsible for (i) setting the performance criteria for annual bonus awards and determining the achievement levels and payout for the executive officers and (ii) determining which executives, including the CEO, will be granted stock options and the size of such grants.

Compensation Philosophy

   The Company's compensation policies for executive officers are designed to
(a) provide competitive compensation packages that will attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, so as to reward successful performance, and
(c) provide long-term equity compensation, to further align the interests of executive officers with those of shareholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual bonus awards, and grants of stock options.

Annual Compensation

   Annual cash compensation is comprised of a base salary and a bonus award and is based upon a review of compensation packages of executives in comparable positions with other publicly held teleservices firms. The Committee believes that the compensation levels of the executive officers in fiscal 2001 were within the median compensation levels for comparable positions.

   Bonus awards are made pursuant to a criteria established toward the beginning of each fiscal year. The amount of bonus paid to an executive officer is largely based upon the Company's achievement of specified levels of income determined by the Compensation Committee; provided, however, that in the case of sales personnel, their bonuses are based upon specified sales targets and the margins achieved with such sales. Payment of awards is made in cash and in stock options as determined by the Compensation Committee.

Long-Term Compensation

   The Compensation Committee has the discretion to grant stock options to the executive officers. The number of options in each grant is not based on any specific criteria. However, the Compensation Committee considered primarily the executive's position, skills and achievements, and the level and timing of previously granted stock options.

Compensation of Chief Executive Officer

   The CEO's annual base salary was increased to $525,000 on May 1, 2001 from $442,000 pursuant to his employment agreement. Based upon the analysis by the Compensation Committee, the Compensation Committee is of the opinion that the CEO's base salary is comparable to the median of competitive base salaries for executives from companies of similar annual revenues, operating earnings and growth potential.

   The CEO was granted 28,200 options in 2001. These options were granted as bonus compensation for the CEO's performance during 2000.

Deductibility of Certain Compensation

   Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 2001, this provision has not affected the Company's tax deductions, but the Compensation Committee will continue to monitor the potential impact of section 162(m) on the Company's ability to deduct executive compensation.

                                          THE COMPENSATION COMMITTEE

                                          Donald P. Brennan, Chairman
                                          Bernard Somers

                      COMPARATIVE STOCK PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and (ii) a "peer group" index, assuming an investment of $100 on December 31, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq Index and the stocks comprising the "peer group," and further assuming reinvestment of dividends. The "peer group" consists of Aegis Communications Group, Inc., APAC Teleservices, Inc., RMH Teleservices, Inc., Telespectrum Worldwide, Inc., West Teleservices Corp., Sitel Corp. and Teletech Holdings, Inc. In 1998, ATC Communications Group, Inc. merged with IQI, Inc. and changed its corporate name to Aegis Communications Group, Inc.




COMPARE CUMULATIVE TOTAL RETURN
AMONG ICT GROUP, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                   [CHART]

ASSUMES $100 INVESTED ON DEC. 31, 1996
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001


Measurement Date  ICT Group, Inc.  Nasdaq Stock Market  Peer Group
----------------  ---------------  -------------------  ----------
   12/31/96            $100               $100             $100
   12/31/97            $ 95               $122             $ 39
   12/31/98            $ 54               $173             $ 24
   12/31/99            $258               $304             $ 68
   12/31/00            $203               $191             $ 57
   12/31/01            $392               $152             $ 49

                                PROPOSAL NO. 2
                 AMENDMENT OF 1996 NON-EMPLOYEE DIRECTORS PLAN

   At the Annual Meeting, the shareholders will vote on a proposal to amend the Company's 1996 Non-Employee Directors Plan (the "Directors Plan") to increase the number of shares of Common Stock reserved for issuance under the Directors Plan from 50,000 to 100,000. The board of directors approved the amendment at its meeting held in February 2002, subject to shareholder approval.

   The board believes the Directors Plan helps the Company to attract, retain and motivate non-employee directors to participate in the management of the Company through representation on the board. The board believes that providing non-employee directors with the opportunity to acquire an equity interest in the Company will align their interests closely with other shareholders. The Directors Plan was amended in 2000, with the approval of the Company's shareholders, increasing the number of shares reserved for issuance thereunder from 30,000 to 50,000. The Directors Plan also was amended in 2000 to increase the number of option shares granted to a non-employee member of the board upon first becoming a member and the number of option shares granted each year thereafter. As of December 31, 2001, the Company had granted, net of cancellations, options to purchase 37,500 shares under the Directors Plan. The board of directors believes it is in the best interest of the Company to increase the number of shares authorized for issuance under the Directors Plan because the increase will allow the Company to continue to grant stock-based compensation at levels it deems appropriate.

   The board of directors recommends that the shareholders vote FOR the proposal to amend the Directors Plan to increase the number of shares of Common Stock reserved for issuance under the Directors Plan from 50,000 to 100,000.

Description of the Directors Plan

   The Directors Plan was adopted by the Board in May 1996. The Directors Plan currently provides for formula grants of Non-Qualified Stock Options ("NQSOs") to members of the board of directors who are not employees of the Company ("Non-Employee Directors").

   General. Subject to adjustment in certain circumstances as discussed below, the Directors Plan authorizes up to 50,000 shares of Common Stock of the Company for issuance pursuant to the terms of the Plan. If and to the extent grants under the Directors Plan expire or are terminated for any reason without being exercised, or the shares of Common Stock subject to a grant are forfeited, the shares of Common Stock subject to such grants will be available for future grants under the Directors Plan.

   Eligibility for Participation. Each of the Company's four Non-Employee Directors is eligible to receive NQSOs under the Directors Plan.

   Formula Grants. Pursuant to the Directors Plan, on the date each Non-Employee Director becomes a member of the board of directors, that Non-Employee Director receives an NQSO to purchase 10,000 shares of Common Stock. Such NQSOs vest as to fifty percent of the shares of Common Stock on the date of grant and vest with respect to the remaining fifty percent of the shares on the first anniversary of the date of grant if the director continues to be a member of the board of directors through that date. Thereafter, on each date that the Company holds its annual meeting of shareholders, each Non-Employee Director in office immediately after the annual meeting (other than Non-Employee Directors first elected at such meeting) will receive an NQSO to purchase 2,500 shares of Common Stock. The exercise price of all options granted pursuant to the Directors Plan must be equal to the fair market value of a share of Common Stock on the date of grant and the term of each such option is ten years. Options granted annually to Non-Employee Directors pursuant to the Directors Plan become exercisable with respect to 100% of the shares on the first anniversary of the date of grant.

   If a Non-Employee Director ceases to serve as a Non-Employee Director of the Company or its subsidiaries for any reason other than becoming an employee of the Company, disability, death or termination for cause, the Non-Employee Director's NQSOs will terminate 90 days following the date on which he or she ceases to serve. If a Non-Employee Director's service ceases due to death or disability, the Non-Employee Director's NQSOs will terminate one year following the date on which he or she ceases to serve due to such death or disability. If a Non-Employee Director's service ceases due to termination by the Company for cause, the Non-Employee Director's NQSOs will terminate immediately.

   Amendment and Termination of the Directors Plan. The board of directors may amend or terminate the Directors Plan at any time, provided that the formula provisions of the Directors Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. The Directors Plan will terminate in May 2006, unless terminated earlier by the board of directors or extended by the board of directors with the approval of shareholders.

   Adjustment Provisions. If there is any change in the number or kind of shares of Common Stock outstanding by reason of a stock dividend, recapitalization, stock split or combination or exchange of such shares; or merger, reorganization or consolidation in which the Company is the surviving corporation; or reclassification or other change in the par value of the Common Stock or by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class, the Compensation Committee may make adjustments to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

   Change of Control of the Company.  Upon a change of control of the Company
(i) the Company will provide each Non-Employee Director with outstanding NQSOs written notice of such change of control and (ii) all outstanding NQSOs will automatically accelerate and become fully exercisable.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

   In past years, the Audit Committee has recommended the appointment of independent auditors for the current year to the board of directors, which in turn has recommended ratification of such appointment by the Company's shareholders. Arthur Andersen LLP has served as the Company's independent auditor since the Company's inception and is familiar with the Company's business affairs, financial controls and accounting procedures. However, during the past several months the Audit Committee has been monitoring, and will continue to monitor, ongoing developments relating to the investigation of Arthur Andersen LLP and criminal allegations that have been brought against the firm. Accordingly, the shareholders are not being asked to ratify the appointment of independent auditors to audit the Company's financial statements for the year ending December 31, 2002. The Audit Committee will continue to monitor the situation carefully and to gather additional information. The Audit Committee also has asked management to hold discussions with other independent auditing firms and, following these discussions, the Audit Committee may recommend to the Company's board of directors that the Company engage another firm for auditing services beginning in 2002.

   Arthur Andersen LLP has advised the Company that, if requested by the Company, its representatives will be present at the Annual Meeting to discuss results for the year ended December 31, 2001 and to respond to appropriate questions.

Fees Billed by Independent Public Accountants

   Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered to the Company in connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2001 and the reviews conducted by Arthur Andersen LLP of the financial statements included in the Quarterly Reports on Form 10-Q that the Company was required to file during fiscal 2001 were approximately $115,000.

   Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP did not render information technology services to the Company during fiscal 2001.

   All Other Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered to the Company during fiscal 2001, other than the audit services referred to above, were approximately $148,000, and related primarily to tax compliance and tax consulting services. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Arthur Andersen LLP.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Based on its records, the Company believes that reports for its executive officers, directors and greater than ten percent (10%) shareholders were timely filed during 2001.

                                 OTHER MATTERS

   The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

   Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2003 annual meeting, the Company must receive such proposals no later than December 1, 2002. Proposals should be directed to the attention of the Secretary of the Company.

                          ANNUAL REPORT ON FORM 10-K

   The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended December 31, 2001, including the financial statements, but excluding exhibits. Requests for copies of such report should be directed to the Company, Attention: Vincent Paccapaniccia.

                                          By Order of the Board of Directors,

                                          /s/ VINCENT M. DADAMO
                                          Vincent M. Dadamo
                                          Secretary

April 12, 2002

                                 ICT GROUP, INC.

                  ANNUAL MEETING OF SHAREHOLDERS - MAY 21, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints JOHN J. BRENNAN and VINCENT M. DADAMO, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of ICT Group, Inc, (the "Company") to be held at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania 19047 on May 21, 2002, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

                (Continued and to be signed on the reverse side.)

                   Please date, sign and mail your proxy card
                           back as soon as possible!

                 Annual Meeting of Shareholders ICT GROUP, INC.

                                  May 21, 2002

              \/ Please Detach and Mail in the Envelope Provided \/

A  [X}  Please mark your
        votes as in this example.

                                                WITHHOLD
                         FOR                    AUTHORITY
                     the nominee            to vote for the
                    listed at right     nominee listed at right

1. Election of           [_]                       [_]
   Director
   (Class III)



 Nominee:   Donald P. Brennan                                                       FOR             AGAINST        ABSTAIN

 2.Proposal to amend the Company's 1996 Non-Employee Directors Plan to increase     [_]               [_]            [_]
   the number of shares reserved for issuance thereunder from 50,000 to 100,000.

 3.Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

   This Proxy, when properly executed, will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the director nominee and "FOR" the proposal to increase the number of shares reserved for issuance under the 1996 Non-Employee Directors Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE ____________________ SIGNATURE ____________________ DATE:_______,2002


Note: Please sign exactly as name or names appear on this Proxy. If stock is held jointly, each holder must sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full title.